UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2006

The Charles Schwab Corporation
(Exact name of registrant as specified in its charter)
Commission File Number: 1-9700
Delaware (State or other jurisdiction of incorporation)	94-3025021 (I.R.S. Employer Identification No.)

120 Kearny Street, San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 636-7000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 30, 2006, at a meeting of the Compensation Committee of the Board of Directors (the Committee) of The Charles Schwab Corporation (CSC), the Committee granted the following restricted stock and stock option awards under CSC's 2004 Stock Incentive Plan to certain named executive officers:

Name and Principal Position	Number of Restricted Shares(1)	Number of Stock Options(2)
Charles R. Schwab Chairman and Chief Executive Officer	-	540,541
Walter W. Bettinger II Executive Vice President and President -- Schwab Investor Services	41,842	135,135
Christopher V. Dodds Executive Vice President and Chief Financial Officer	27,895	90,090
Deborah D. McWhinney Executive Vice President and President -- Schwab Institutional	34,868	112,613
Peter K. Scaturro Executive Vice President and Chief Executive Officer, U.S. Trust	30,684	99,099

(1) The award vests in increments of 25% on November 1, 2007, 2008, 2009, and 2010 based on CSC achieving a performance target related to return on equity for the one-year performance period ending on the day immediately prior to each vesting date.

(2) Each option vests 25% on each of the first, second, third, and fourth anniversary of the grant date and has a term of seven years. Shares under the option have an exercise price of $19.186, which is 106% of the closing price of CSC's common stock on the date of grant ($18.10).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
THE CHARLES SCHWAB CORPORATION
Date: November 2, 2006	By:	/s/ Christopher V. Dodds Christopher V. Dodds Executive Vice President and Chief Financial Officer